                          MONTHLY HOLDERS' STATEMENT
                     First USA Bank, National Association

                       First NBC Credit Card Master Trust
                                 Series 1997-1
                               December 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1997, by and between First USA Bank, National Association, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to First National Bank of Commerce ("FNBC")), and The Bank of New York, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-1 Supplement dated as of August 1, 1997 by and between First USA Bank, National Association and the Trustee, First USA Bank, National Association, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust (the "Trust") during the previous period. The information which is required to be prepared with respect to the Distribution of the December 15, 2000 Distribution Date, and with respect to the performance of the Trust during the month ending November 30, 2000, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Supplement.

     A. Series 1997-1 Certificates
        1. Information regarding payments in respect of the Class A Certificates
           (per $1,000 original certificate principal amount)
          a. Total Payment                                                                                        5.125000
          b. Amount of Payment in respect of Class A Monthly Interest                                             5.125000
          c. Amount of Payment in respect of Class A Overdue Monthly Interest                                     0.000000
          d. Amount of Payment in respect of Class A Additional Interest                                          0.000000
          e. Amount of Payment in respect of Class A Principal                                                    0.000000

        2. Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs

          a. Total amount of Class A Investor Charge-Offs                                                         0.000000
          b. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount              0.000000
          c. Total amount reimbursed in respect of Class A Investor Charge-Offs                                   0.000000
          d. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                     0.000000
          e. The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after
             giving effect to all transactions on such Distribution Date                                          0.000000

        3. Information regarding Payments in respect of the Class B Certificates
           (per $1,000 original certificate principal amount)

          a. Total Payment                                                                                        5.291667
          b. Amount of Payment in respect of Class B Monthly Interest                                             5.291667
          c. Amount of Payment in respect of Class B Overdue Monthly Interest                                     0.000000
          d. Amount of Payment in respect of Class B Additional Interest                                          0.000000
          e. Amount of Payment in respect of Class B Principal                                                    0.000000

        4. Amount of reductions in Class B Investor Interest pursuant to clauses
           (c),(d) and (e) of the definition of Class B Investor Interest

          a. Amount of reductions in Class B Investor Interest                                                    0.000000
          b. Amount of reductions in Class B Investor Interest per $1,000 original
             certificate principal amount                                                                         0.000000
          c. Total amount reimbursed in respect of reductions of
             Class B Investor Interest                                                                            0.000000
          d. Amount reimbursed in respect of reductions of Class B Investor
             Interest per $1,000 original certificate principal amount                                            0.000000
          e. The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                               0.000000

     Monthly Holders' Statement
     Page 2 (all amounts in dollars except percentages)

        5. Information regarding the Distribution in respect of the Collateral
           Interest

          a. Total distribution                                                                                   6.016667
          b. Amount of distribution in respect of Collateral Monthly Interest                                     6.016667
          c. Amount of distribution in respect of Collateral Overdue Interest                                     0.000000
          d. Amount of distribution in respect of Collateral Monthly Principal                                    0.000000

        6. Amount of reductions in Collateral Interest pursuant to clauses (c),
           (d), and (e) of the definition of Collateral Interest

          a. Amount of reductions in Collateral Interest                                                              0.00
          b. Total amount reimbursed in respect of reductions of Collateral Interest                                  0.00

     B.Trust Performance
        1. Delinquencies
          a. 30-59 days                                                                                      12,470,542.76
          b. 60-89 days                                                                                       7,901,324.40
          c. 90 days and over                                                                                12,962,114.59
          d. Total 30+ days delinquent                                                                       33,333,981.75

        2. Base Rate
          a. Current Monthly Period                                                                               8.23355%
          b. Prior Monthly Period                                                                                 8.23355%
          c. Second Prior Monthly Period                                                                          8.24928%
        3. Three Month Average Base Rate                                                                          8.23879%

        4. Portfolio Yield (gross portfolio yield less net defaults)
          a. Current Monthly Period                                                                              14.08304%
          b. Prior Monthly Period                                                                                15.50526%
          c. Second Prior Monthly Period                                                                         13.61147%
        5. Three Month Average Portfolio Yield                                                                   14.39993%

        6. Excess Spread Percentage
          a. Current Monthly Period                                                                               6.34949%
          b. Prior Monthly Period                                                                                 7.77171%
          c. Second Prior Monthly Period                                                                          5.86220%
        7. Three Month Average Excess Spread Percentage                                                           6.66113%

        8. Monthly Payment Rate (total collections/beginning aggregate principal receivables)                    12.58524%

        9. Portfolio Adjusted Yield                                                                               5.84949%

                          First USA Bank, National Association as Servicer


                          By:    /s/ Tracie Klein
                             --------------------------
                          Name:  Tracie Klein
                          Title: First Vice President